Exhibit 99.1

Marvell Technology Group Ltd. Reports Fourth Quarter and Fiscal Year 2018
Financial Results

•	Q4 Revenue: $615 million

•	Q4 Gross Margin: 60.7% GAAP gross margin; 62.3% non-GAAP gross margin

•	Q4 Diluted earnings per share: $0.10 GAAP diluted earnings per share from continuing operations; $0.32 non-GAAP diluted earnings per share from continuing operations

•	Cash and short-term investments: $1.8 billion

Santa Clara, Calif. (March 8, 2018) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, networking and connectivity semiconductor solutions, today reported financial results for the fourth fiscal quarter and the full fiscal year, ended February 3, 2018. Revenue for the fourth quarter of fiscal 2018 was $615 million, which exceeded the midpoint of the Company’s guidance provided on November 28, 2017.
GAAP net income from continuing operations for the fourth quarter of fiscal 2018 was $49 million, or $0.10 per share. Non-GAAP net income from continuing operations for the fourth quarter of fiscal 2018 was $165 million, or $0.32 per diluted share. Cash flow from operations for the fourth quarter was $120 million.

“Our strong fourth quarter and fiscal year results continue to demonstrate that Marvell’s strategy is working and that our team is executing it very well,” said Marvell President and CEO Matt Murphy. “We are making tremendous progress in the transformation of Marvell, and I look forward to the year ahead.”

First Quarter of Fiscal 2019 Financial Outlook

•	Revenue is expected to be $585 million to $615 million.

•	GAAP and non-GAAP gross margins are expected to be approximately 62% to 63%.

•	GAAP operating expenses are expected to be $250 million to $260 million.

•	Non-GAAP operating expenses are expected to be approximately $215 million.

•	GAAP diluted EPS from continuing operations is expected to be in the range of $0.22 to $0.26 per share.

•	Non-GAAP diluted EPS from continuing operations is expected to be in the range of $0.29 to $0.33 per share.

Conference Call
Marvell will conduct a conference call on Thursday, March 8, 2018 at 1:45 p.m. Pacific Time to discuss results for the fourth quarter and full fiscal year 2018. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, passcode 4297718. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Friday, March 16, 2018.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.
In fiscal 2018, Marvell began using a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the fourth quarter of fiscal 2018, a non-GAAP tax rate of 4% has been applied to the non-GAAP financial results.
Non-GAAP diluted net income per share from continuing operations is calculated by dividing non-GAAP net income from continuing operations by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP diluted net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as additional proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations regarding its first quarter of fiscal 2019 financial outlook; and Marvell’s use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the risk that the Cavium transaction may not be completed in a timely manner or at all, which may adversely affect Cavium’s business and the price of its common stock and/or Marvell’s business and the price of its common shares; the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Cavium, the approval of the issuance of Marvell shares in the transaction by the shareholders of Marvell, and the receipt of certain governmental and regulatory approvals; the failure of Marvell to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the transaction on Cavium’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts current plans and operations of Cavium or Marvell and potential difficulties in Cavium employee retention as a result of the transaction; risks related to diverting management’s attention from Cavium’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Marvell or against Cavium related to the merger agreement or the transaction; the ability of Marvell to successfully integrate Cavium’s operations and product lines; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Cavium’s business after the completion of the proposed merger and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and identify and realize additional opportunities; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage, networking and connectivity markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; the impact of international conflict and continued economic volatility in either domestic or foreign markets; the effects of transitioning to smaller geometry process technologies; the risks associated with manufacturing and selling a majority of products and customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the effects of any potential acquisitions or investments; Marvell’s ability to protect its intellectual property; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s maintenance of an effective system of internal controls; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2017 as filed with the SEC on December 4, 2017, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, networking and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 3, 2018	October 28, 2017	January 28, 2017	February 3, 2018	January 28, 2017
Net revenue	$615,409	$616,302	$566,362	$2,409,170	$2,300,992
Cost of goods sold	241,927	238,533	240,448	947,230	1,017,564
Gross profit	373,482	377,769	325,914	1,461,940	1,283,428

Operating expenses:
Research and development	180,000	165,477	175,262	714,444	805,029
Selling, general and administrative	68,291	59,112	59,140	238,166	251,191
Litigation settlement (a)	74,385	—	—	74,385	—
Restructuring related charges (gain)	(3,205)	3,284	90,475	5,250	96,801
Total operating expenses	319,471	227,873	324,877	1,032,245	1,153,021
Operating income from continuing operations	54,011	149,896	1,037	429,695	130,407
Interest and other income, net	4,788	6,200	3,780	21,509	17,022
Income from continuing operations before income taxes	58,799	156,096	4,817	451,204	147,429
Provision (benefit) for income taxes	10,036	6,759	68,345	18,062	72,608
Income from continuing operations, net of tax	48,763	149,337	(63,528)	433,142	74,821
Income (loss) from discontinued operations, net of tax	—	50,851	(16,563)	87,689	(53,670)
Net income	$48,763	$200,188	$(80,091)	$520,831	$21,151

Net income (loss) per share — Basic:
Continuing operations	$0.10	$0.30	$(0.13)	$0.87	$0.15
Discontinued operations	$—	$0.11	$(0.03)	$0.18	$(0.11)
Net income per share - Basic	$0.10	$0.41	$(0.16)	$1.05	$0.04

Net income (loss) per share — Diluted:
Continuing operations	$0.10	$0.30	$(0.13)	$0.85	$0.14
Discontinued operations	$—	$0.10	$(0.03)	$0.17	$(0.10)
Net income per share - Diluted	$0.10	$0.40	$(0.16)	$1.02	$0.04

Weighted average shares:
Basic	493,663	494,096	507,834	498,008	509,738
Diluted	506,197	504,903	507,834	509,667	517,513

(a)	Represents legal settlement and associated costs related to Luna shareholder litigation matter.

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	February 3, 2018	January 28, 2017
Assets
Current assets:
Cash and cash equivalents	$888,482	$814,092
Short-term investments	952,790	854,268
Accounts receivable, net	280,395	335,384
Inventories	170,039	170,842
Prepaid expenses and other current assets	41,482	58,771
Assets held for sale	30,767	57,077
Total current assets	2,363,955	2,290,434
Property and equipment, net	202,222	243,397
Goodwill and acquired intangible assets, net	1,993,310	1,996,880
Other non-current assets	148,800	117,939
Total assets	$4,708,287	$4,648,650

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$145,236	$143,484
Accrued liabilities	86,958	143,491
Accrued employee compensation	127,711	139,647
Deferred income	61,237	63,976
Liabilities held for sale	—	5,818
Total current liabilities	421,142	496,416
Non-current income taxes payable	56,976	60,646
Other non-current liabilities	88,756	63,937
Total liabilities	566,874	620,999

Shareholders’ equity:
Common stock	991	1,012
Additional paid-in capital	2,733,292	3,016,775
Accumulated other comprehensive income (loss)	(2,322)	23
Retained earnings	1,409,452	1,009,841
Total shareholders’ equity	4,141,413	4,027,651
Total liabilities and shareholders’ equity	$4,708,287	$4,648,650

Marvell Technology Group Ltd. Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended		Year Ended
	February 3, 2018	January 28, 2017	February 3, 2018	January 28, 2017
Cash flows from operating activities:
Net income (loss)	$48,763	$(80,091)	$520,831	$21,151
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,918	26,683	83,487	107,851
Share-based compensation	21,377	24,058	86,689	113,970
Amortization and write-off of acquired intangible assets	358	1,965	3,570	10,641
Restructuring related impairment charges (gain)	(4,159)	50,500	(4,561)	52,581
Gain from investments in privately-held companies	—	—	(2,501)	—
Amortization of premium /discount on available-for-sale securities	392	1,622	995	3,319
Other non-cash expense (income), net	(7)	(2,635)	1,324	(3,312)
Excess tax benefits from share-based compensation	—	(27)	—	(37)
Deferred income taxes	17,027	46,859	19,825	44,637
Gain on sale of property and equipment	(270)	—	(743)	—
Gain on sale of discontinued operations	—	—	(88,406)	—
Gain on sale of business	—	—	(5,254)	—
Changes in assets and liabilities:
Accounts receivable	85,719	26,811	54,989	(12,084)
Inventories	3,878	18,381	(12,160)	29,325
Prepaid expenses and other assets	(627)	2,181	12,494	1,825
Accounts payable	(36,700)	(38,694)	(16,613)	(28,153)
Accrued liabilities and other non-current liabilities	(21,898)	27,498	(62,360)	3,763
Carnegie Mellon University accrued litigation settlement (a)	—	—	—	(736,000)
Accrued employee compensation	(1,324)	7,597	(11,936)	18,016
Deferred income	(13,706)	6,138	(8,557)	14,072
Net cash provided by (used in) operating activities	119,741	118,846	571,113	(358,435)
Cash flows from investing activities:
Purchases of available-for-sale securities	(162,607)	(146,046)	(835,494)	(489,856)
Sales of available-for-sale securities	22,671	157,953	306,822	616,697
Maturities of available-for-sale securities	120,639	41,264	426,341	239,557
Return of investment from (in) privately-held companies	—	(258)	6,089	16
Purchases of time deposits	(75,000)	(75,000)	(300,000)	(275,000)
Maturities of time deposits	75,000	75,000	300,000	125,000
Purchases of technology licenses	(1,331)	(1,870)	(6,587)	(10,309)
Purchases of property and equipment	(13,395)	(6,786)	(38,551)	(44,510)
Proceeds from sales of property and equipment	10,571	—	12,559	—
Net proceeds from sale of discontinued operations	—	—	165,940	—
Net proceeds from sale of business	—	—	2,402	—
Net cash provided by (used in) investing activities	(23,452)	44,257	39,521	161,595
Cash flows from financing activities:
Repurchases of common stock	—	(125,033)	(527,574)	(181,564)
Proceeds from employee stock plans	42,878	62,383	180,302	74,219
Minimum tax withholding paid on behalf of employees for net share settlement	(905)	(402)	(26,840)	(16,683)
Dividend payments to shareholders	(29,695)	(30,457)	(119,251)	(122,292)
Payments on technology license obligations	(5,806)	(7,117)	(28,503)	(20,965)
Excess tax benefits from share-based compensation	—	27	—	37
Payment of equity and debt financing costs	(14,378)	—	(14,378)	—
Net cash used in financing activities	(7,906)	(100,599)	(536,244)	(267,248)
Net increase (decrease) in cash and cash equivalents	88,383	62,504	74,390	(464,088)
Cash and cash equivalents at beginning of period	800,099	751,588	814,092	1,278,180
Cash and cash equivalents at end of period	$888,482	$814,092	$888,482	$814,092

(a)	The Company paid $750.0 million to Carnegie Mellon University in connection with a litigation settlement agreement.

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 3, 2018	October 28, 2017	January 28, 2017	February 3, 2018	January 28, 2017
GAAP gross profit:	$373,482	$377,769	$325,914	$1,461,940	$1,283,428
Special items:
Share-based compensation	1,662	1,747	1,641	6,645	8,334
Other cost of goods sold (a)	8,000	—	—	11,000	—
Total special items	9,662	1,747	1,641	17,645	8,334
Non-GAAP gross profit	$383,144	$379,516	$327,555	$1,479,585	$1,291,762

GAAP gross margin	60.7%	61.3%	57.5%	60.7%	55.8%
Non-GAAP gross margin	62.3%	61.6%	57.8%	61.4%	56.1%

Total GAAP operating expenses	$319,471	$227,873	$324,877	$1,032,245	$1,153,021
Special items:
Share-based compensation	(19,715)	(18,892)	(20,021)	(78,477)	(93,065)
Restructuring related charges (gain) (b)	3,205	(3,284)	(90,475)	(5,250)	(96,801)
Amortization and write-off of acquired intangible assets	(358)	(1,076)	(1,480)	(3,570)	(8,376)
Litigation settlement (c)	(74,385)	—	—	(74,385)	—
Other operating expenses (d)	(10,579)	(120)	(315)	(14,689)	(1,544)
Total special items	(101,832)	(23,372)	(112,291)	(176,371)	(199,786)
Total non-GAAP operating expenses	$217,639	$204,501	$212,586	$855,874	$953,235

GAAP operating margin	8.8%	24.3%	0.2%	17.8%	5.7%
Other cost of goods sold (a)	1.3%	—%	—%	0.5%	—%
Share-based compensation	3.5%	3.3%	3.8%	3.5%	4.4%
Restructuring related charges (gain) (b)	(0.5)%	0.5%	16.0%	0.2%	4.2%
Amortization and write-off of acquired intangible assets	0.1%	0.2%	0.2%	0.1%	0.3%
Litigation settlement (c)	12.1%	—%	—%	3.1%	—%
Other operating expenses (d)	1.6%	0.1%	0.1%	0.7%	0.1%
Non-GAAP operating margin	26.9%	28.4%	20.3%	25.9%	14.7%

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 3, 2018	October 28, 2017	January 28, 2017	February 3, 2018	January 28, 2017
GAAP interest and other income, net	$4,788	$6,200	$3,780	$21,509	$17,022
Special items:
Restructuring related items (e)	1,355	(2,286)	—	(4,016)	—
Total special items	1,355	(2,286)	—	(4,016)	—
Total non-GAAP interest and other income, net	$6,143	$3,914	$3,780	$17,493	$17,022

GAAP net income	$48,763	$200,188	$(80,091)	$520,831	$21,151
Less: Income (loss) from discontinued operations, net of tax	—	50,851	(16,563)	87,689	(53,670)
GAAP net income from continuing operations	48,763	149,337	(63,528)	433,142	74,821
Special items:
Other cost of goods sold (a)	8,000	—	—	11,000	—
Share-based compensation	21,377	20,639	21,662	85,122	101,399
Restructuring related charges (gain) (b)	(1,850)	998	90,475	1,234	96,801
Amortization and write-off of acquired intangible assets	358	1,076	1,480	3,570	8,376
Litigation settlement (c)	74,385	—	—	74,385	—
Other operating expenses (d)	10,579	120	315	14,689	1,544
Pre-tax total special items	112,849	22,833	113,932	190,000	208,120
Other income tax effects and adjustments (f)	3,170	(398)	67,989	(7,590)	66,918
Non-GAAP net income from continuing operations	$164,782	$171,772	$118,393	$615,552	$349,859

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 3, 2018	October 28, 2017	January 28, 2017	February 3, 2018	January 28, 2017
Weighted average shares — basic	493,663	494,096	507,834	498,008	509,738
Weighted average shares — diluted	506,197	504,903	507,834	509,667	517,513
Non-GAAP weighted average shares — diluted (g)	512,223	512,676	528,141	516,789	527,197

GAAP diluted net income (loss) per share from continuing operations	$0.10	$0.30	$(0.13)	$0.85	$0.14
Non-GAAP diluted net income per share from continuing operations	$0.32	$0.34	$0.22	$1.19	$0.66

(a)	Other costs of goods sold in the three months ended February 3, 2018 and the year ended February 3, 2018 include charges for past intellectual property licensing matters.

(b)
Restructuring related charges include costs that are a direct result of restructuring. Such charges include employee severance, facilities related costs, contract cancellation charges and impairment of equipment. Restructuring related charges in the three months ended February 3, 2018 and the year ended February 3, 2018 includes the gain on sale of a building that was a direct result of restructuring.

(c)	Represents legal settlement and associated costs related to shareholder litigation matter.

(d)
Other operating expenses primarily include Cavium merger costs, costs related to royalty matters, and costs of retention bonuses offered to employees who remained through the ramp down of certain operations due to restructuring actions.

(e)	Interest and other income, net includes restructuring related items such as gain on sale of a business and foreign currency remeasurement related to restructuring related accruals.

(f)
Other income tax effects and adjustments in the three months ended February 3, 2018 and October 28, 2017 and in the year ended February 3, 2018 include adjustment to the tax provision based on a non-GAAP tax rate of 4%. Other income tax effects and adjustments in the three months ended January 28, 2017 and the year ended January 28, 2017 include $68.0 million and $67.0 million, respectively, of tax expense relating to restructuring charges.

(g)
Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company's financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	February 3, 2018	October 28, 2017	January 28, 2017	YoY	QoQ
Storage (1)	$323,718	$315,338	$310,771	4%	3%
Networking (2)	155,340	150,497	148,090	5%	3%
Connectivity (3)	86,271	102,662	65,638	31%	(16)%
Total Core	565,329	568,497	524,499	8%	(1)%
Other (4)	50,080	47,805	41,863	20%	5%
Total Revenue	$615,409	$616,302	$566,362	9%	—%

	Three Months Ended
% of Total	February 3, 2018	October 28, 2017	January 28, 2017
Storage (1)	53%	51%	55%
Networking (2)	25%	24%	26%
Connectivity (3)	14%	17%	12%
Total Core	92%	92%	93%
Other (4)	8%	8%	7%
Total Revenue	100%	100%	100%

(1) Storage products are comprised primarily of HDD, SSD Controllers and Data Center Storage Solutions.
(2) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Embedded ARM Processors and Automotive Ethernet, as well as a few legacy product lines in which we no longer invest, but will generate revenue for several years.

(3) Connectivity products are comprised primarily of WiFi solutions including WiFi only, WiFi/Bluetooth combos and WiFi Microcontroller combos.
(4) Other products are comprised primarily of Printer Solutions, Application Processors and others.

For further information, contact:
T. Peter Andrew
Vice President, Treasury and Investor Relations
408-222-0777
ir@marvell.com